UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 30, 2002

Digital Angel Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-15177	52-1233960
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 Villaume Avenue, South St. Paul, MN		55075
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (651) 455-1621

Not applicable.
(Former name or former address, if changed since last report.)

On October 31, 2002, Digital Angel Corporation (the “Company”) filed a Current Report on Form 8-K reporting, among other things, that it had entered into a Credit and Security Agreement dated as of October 30, 2002 with Wells Fargo Business Credit, Inc.  A copy of the Credit and Security Agreement was filed as Exhibit 10.1 to the Form 8-K.  This Current Report on Form 8-K/A-1 is being filed only to file a correct copy of the Credit and Security Agreement as Exhibit 10.1.  The only difference between the copy of the Credit and Security Agreement filed as Exhibit 10.1 to the original Current Report on Form 8-K and the Credit and Security Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K/A-1 is the definition of the term “Change of Control” in Section 1.1 of the Credit and Security Agreement.

Item 7.	Financial Statements and Exhibits.

(a)	No financial statements are required to be filed as part of this Current Report on Form 8-K/A-1.

(b)	No pro forma financial information is required to be filed as part of this Current Report on Form 8-K/A-1.

(c)	The following exhibit is filed as part of this Current Report on Form 8-K/A-1:

	10.1	Credit and Security Agreement dated as of October 30, 2002 by and between Digital Angel Corporation and Wells Fargo Business Credit, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2002	Digital Angel Corporation

	By	/s/ James P. Santelli
James P. Santelli
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

10.1	Credit and Security Agreement dated as of October 30, 2002 by and between Digital Angel Corporation and Wells Fargo Business Credit, Inc.